EXHIBIT 10.47
FOIA Confidential Treatment Requested
[Signature Copy]
Basic Lease Contract
Flash memory manufacturing equipment
December 16, 2005
I  B  J     L  e  a  s  i  n  g    C  o  .  ,    L   t  d  .
S  u  m  i  s  h  o    L  e  a  s  e    C  o  .  ,    L  t  d  .
T  o  s  h  i  b  a    F  i  n  a  n  c  e    C  o  .  ,    L  t  d  .
SD Lessor
I  B  J    L  e  a  s  i  n  g    C  o  .  ,    L  t  d  .
S  u  m  i  s  h  o    L  e  a  s  e    C  o  .  ,    L  t  d  .
Toshiba Lessor

Flash Partners Limited Company
Lessee

		Page
Article 32	(Confidentiality)	36

Article 33	(Governing law)	36

Article 34	(Court of competent jurisdiction)	37

Appendix 1	Lease Conditions

Appendix 2	Loan Certificate

Appendix 3	Permitted Liens

Appendix 4	Certificate of Return

Appendix 5	Certificate of Transfer

Appendix 6	Situation requirements at the time of return

Appendix 7	Notification address

Basic Lease Contract
This basic lease contract was concluded on December 16, 2005 between IBJ Leasing Co., Ltd., Sumisho Lease Co., Ltd. and Toshiba Finance Co., Ltd. as SD Lessor (hereinafter generically named as “SD Lessor”), IBJ Leasing Co., Ltd. and Sumisho Lease Co., Ltd. as Toshiba Lessor (hereinafter generically named as “Toshiba Lessor”, and it is combined with SD Lessor. They are generically named as “Lessor”), and Flash Partners Limited Company (hereinafter referred to as “Lessee”).
Article 1 (Definitions)
1	Terms in the left column below that are used in this contact shall have meanings listed in the right column below corresponding to the relevant terms except where they apparently represent different contextual meanings.

SD Group Companies	San Disk Corporation and companies San Disk Corporation directly or indirectly owns 50% or more of their voting stocks

SD Lessor RA	Sumisho Lease Co., Ltd. acting on behalf of SD Lessor with respect to common portions of SD Lessor at the time of return, sale and other forms of disposition of Subject property pursuant to the provision of Article 4 of Subject Statement of Mutual Agreement among Involved Parties, or acting on behalf of the SD Lender with respect to the Property or the common portions of the SD Lessor.

Reason for cancellation	All or part of reasons stipulated in Article 26, Item 1

Loan certificate	Loan certificate for subject properties for respective individual transaction to be prepared in the form provided in Appendix 2 based on Article 4, Item 5

Prescribed damages	Amounts to be calculated for each Tranche on a certain day based on Appendix 1, Item 9

Taxes and public dues	Present or future tax, levy, tax collected at the source, fees, handling fees, burden charges as well as other monies (regardless of their names) and penalty charges, foul charges, additional charges, delayed charges and delayed interest thereon (regardless of their names)

Banking Business Day	Days on which banks operate in Japan

Purchase option exercise cost	Amounts to be calculated on each Tranche on a payment day based on Appendix 1, Item 6

Individual transaction	Each individual transaction to be conducted based on this contract and each loan certificate

Original purchase agreement	Each purchase agreement concluded between the Lessee and the manufacturer of properties on the purchase of Subject properties

Sub lessee	Persons who are sub-leased based on the regulations of Article 13

Repayment base money	Amounts to be calculated based on Appendix 1, Item 8 for the day of return stipulated in Article 25, Item 1

Performance, etc.	Performance, structure, design, design specification, practical value, exchange value, usability, sales possibility, commercial value, durability, operability, economical efficiency, compatibility with purpose, legality and any other performance, function, characteristics, value and utility of Subject properties

Reason for total loss	(a) Loss or missing location, (b) damage or glitch reasonably recognized by the Lessee as impossible to repair or re-use from an economic viewpoint, which is confirmed by the appraisal company appointed by the Lessor or (c) confiscation, expropriation or theft occurred to Subject property, its unit component part or Subject property composing unit component part

Loss, etc.	Losses, damages, costs, fees, handling fees, liabilities, responsibilities, penal charges, penalty, delinquency charges, complaints and judicial actions

Unit component part	A set of each property (including the Subject parts fixed or furnished in the relevant properties) to be independently listed in the loan certificate of Subject property. Provided, however, that when a part of the unit component part subject to the relevant Individual transaction is excluded from this contract, the remaining unit component part shall compose the unit component part subject to the relevant Individual transaction thereafter.

Toshiba Lessor RA	Sumisho Lease Co., Ltd. acting on behalf of Toshiba Lessor with respect to common portions of Toshiba Lessor at the time of return, sale and other forms of disposition of Subject property pursuant to the provision of Article 4 of Subject Statement of Mutual Agreement among Involved Parties, or acting on behalf of the SD Lender with respect to the Property or the common portions of the SD Lessor.

Toshiba group companies	Toshiba Corporation and companies Toshiba Corporation directly or indirectly owns 50% or more of their voting shares

Tranche	Collective term for SD Tranche 1, SD Tranche 2, Toshiba Tranche 1 and Toshiba Tranche 2 composed with respect to lease payment or other claimable assets under this contract pursuant to Article 7, Item 1.

Delivery period	Period from the day of this contract to the final deliverable day stipulated in Appendix 1, Item 1

Delivery place	Place where Subject property or each unit component part exists on the relevant scheduled delivery day to be notified by the Lessee to the Lessor by a Banking Business Day immediately prior to each scheduled delivery day

Deliver day	Each day on which each unit component part composing Subject property is delivered based on Article 4

Scheduled delivery day	Each day stipulated in Appendix 1, Item 1 as a scheduled delivery day for each Individual transaction or other banking business days during the delivery period to be agreed upon by the Lessee and the Lessor

Person to be compensated	Lessor, Subject borrower, Subject lender and all or either of the successor thereto, director, employee or agent

Burden etc.	Ownership, right of possession, lease right, lease, mortgage, right of pledge, lien, security interests, right of mortgage and conditional rights thereto, subscription rights thereto, any other usufructuary right as well as security right and rights based on attachment or provisional attachment

Property purchase cost	Sales cost to be determined pursuant to Article 3, Item 1 of the Subject Sales Contract with respect to Subject property or each unit component part

Property manufacturing agency	A person described in the column of “manufacturer” of the itemized property list to be attached in a loan certificate

Default reason	Reason for cancellation or reasons constituting reasons for cancellation due to notification, passing of time or other conditions

Break funding cost	Damages or expenses to be borne with respect to raising of purchase cost for Subject property when each Lessor fails to implement or terminates this contract before expiration. The cost shall be calculated as damage cost, penal charge or other monies (provided, however, that if Lessee has doubts about other monies, Lessor, Lessee and Subject Lender shall have consultations thereon) imposed by Subject lender on Subject borrower with respect to non-performance of loans or prepayment, etc. based on the Subject Loan Agreement.

Reimbursement adjustment fee	Amounts to be calculated about the day of return stipulated in Article 25, Item 1 pursuant to Appendix 1, Item 7

Subject lender	Collectively means Subject SD lender and Subject Toshiba lender.

Subject SD lender	Collectively means persons listed as Subject SD lender in Appendix 1, Item 11

Subject Toshiba lender	Persons listed as Subject Toshiba lender in Appendix 1, Item 11

Subject Loan Agreement	Collectively means Subject SD Loan Agreement and Subject Toshiba Loan Agreement

Subject SD Loan Agreement	Collectively means Limited Loan Agreement (SD Tranche) to be concluded between Subject SD borrower and Subject SD lender as of the same date as this Contract and Acknowledgement of debts and Repayment Agreement based on Limited Loan Agreement.

Subject Toshiba Loan Agreement	Collectively means Limited Loan Agreement (Toshiba Tranche) to be concluded between Subject Toshiba borrower and Subject Toshiba lender as of the same date as this Contract and Acknowledgment of debts and Repayment Agreement based on Limited Loan Agreement.

Subject borrower	Collectively means Subject SD borrower and Subject Toshiba borrower.

Subject SD borrower	Persons listed as Subject SD borrower in Appendix 1, Item 12

Subject Toshiba borrower	Persons listed as Subject Toshiba borrower in Appendix 1, Item 12

Subject Statement of Mutual Agreement among Involved Parties	Agreement on senior or subordinated relations, etc. among Subject lender, Lessor and Subject borrower as of the same date as this Contract

Subject related contracts	This Contract, Subject Sales Contract, Subject Loan Sales Contract, Subject Statement of Mutual Agreement among Involved Parties, Subject Loan Agreement, Subject Loan Transfer Security Contract, Subject property transfer security reservation contract, Subject Contract of Clerical Work Commission, Subject Guarantee Agreement, Subject Letter of Agreement and agreements and other documents related thereto

Subject Loan Transfer Security Contract	Collectively means Subject SD Loan Transfer Security Contract and Subject Toshiba Loan Transfer Security Contract.

Subject SD Loan Transfer Security Contract	Collectively means Basic Loan Transfer Security Contract (SD Tranche) on the Right to claim performance of obligations of guarantee for (i) credits with respect to SD Tranche 1 under this Contract and (ii) credits with respect to SD Tranche 1 under this Contract under Subject SD Guarantee Agreement to be concluded between Subject SD borrower and Subject SD lender as of the same date as this Contract and each individual agreement based thereon.

Subject Toshiba Loan Transfer Security Contract	Collectively means Basic Loan Transfer Security Contract (Toshiba Tranche) on the Right to claim performance of obligations of guarantee for (i) credits with respect to Toshiba Tranche 1 under this Contract and (ii) credits with respect to Toshiba Tranche 1 under Subject Toshiba Guarantee Agreement to be concluded between Subject Toshiba borrower and Subject Toshiba lender as of the same date as this Contract and each individual agreement based thereon.

Subject Loan Sales Contract	Collectively means Subject SD Loan Sales Contract and Subject Toshiba Loan Sales Contract

Subject SD Loan Sales Contract	Collectively means Basic Lease Credit Sales Contract (SD Tranche) on the Right to claim performance of obligations of guarantee for (i) credits with respect to SD Tranche 1 under this Contract and (ii) credits with respect to SD Tranche 1 under Subject SD Guarantee Agreement to be concluded between SD Lessor and Subject SD borrower as of the same date as this Contract and each individual agreement based thereon.

Subject Toshiba Loan Sales Contract	Collectively means Basic Lease Credit Sales Contract (Toshiba Tranche) on the Right to claim performance of obligations of guarantee for (i) credits with respect to Toshiba Tranche 1 under this Contract and (ii) credits with respect to Toshiba Tranche 1 under Subject Toshiba Guarantee Agreement to be concluded between Toshiba Lessor and Subject Toshiba borrower as of the same date as this Contract and each individual agreement based thereon.

Subject Contract of Clerical Work Commission	Collectively means the Subject SD Contract of Clerical Work Commission and the Subject Toshiba Contract of Clerical Work Commission

Subject SD Contract of Clerical Work Commission	Contract of Clerical Work Commission (SD Tranche) to be concluded between the SD Lessor and the Subject Clerical Work Assignee as of the same date as this contract

Subject Toshiba Contract of Clerical Work Commission	Contract of Clerical Work Commission (Toshiba Tranche) to be concluded between Toshiba Lessor and Subject Clerical Work Assignee as of the same date as this contract

Subject Clerical Work Assignee	Persons described in Appendix 1, Item 14

Subject Letter of Agreement	Letter of consent by Subject guarantor and Lessee in a specified form with respect to transfer of receivables based on each Subject Loan Transfer Security Contract and establishment of transfer security reservation completion right based on Subject property transfer security reservation contract

Subject Sales Contract	Collectively means Basic Sales Contract on Subject property to be concluded between Lessee and Lessor as of the same date as this Contract and each individual agreement based thereon.

Subject property	Each unit component part (including Subject parts) in each Individual transaction to be notified by Lessee to Lessor pursuant to Article 4, Item 1 of the Subject Sales Contract and to be confirmed by certificate of transfer, receipt and loan certificate to be delivered on the delivery day for the relevant Individual transaction. Provided, however, that if a part of unit component part is excluded from this Contract due to occurrence of reasons for all-loss and the exercise of the purchase selection right, the remaining unit component part shall be Subject property thereafter.

Subject property transfer security reservation contract	Collectively means the Basic Property Transfer Security Reservation Contract for Subject property to be concluded between the Lessor and the Subject lender as of the same date as this contract and individual contracts pursuant thereto

Subject parts	Equipment and parts composing unit component part as well as equipment, accessories, attachments and parts (including aggregates of single parts and similar kinds) fixed or furnished as needed with Subject property

Subject Guarantee Agreement	Collectively means Subject SD Guarantee Agreement and Subject Toshiba Guarantee Agreement.

Subject SD Guarantee Agreement	Guarantee Agreement to be concluded between SanDisk and SD Lessor as of the same date as this contract

Subject Toshiba Guarantee Agreement	Guarantee Agreement to be concluded between Toshiba and Toshiba Lessor as of the same date as this contract

Subject guarantor	Collectively means SanDisk and Toshiba.

SanDisk	Persons described as SanDisk in Appendix 1, Item 13.

Toshiba	Persons described as Toshiba in Appendix 1, Item 13

Waived burdens, etc.	Burdens, etc. excluded pursuant to Article 18, Item 1

Lease period	A period starting on a delivery day stipulated in Appendix 1, Item 2. Provided, however, that if this contract is cancelled before expiration, lease period shall terminate on the relevant cancellation day.

Lease period expiration period	The last day of Lease period

lease payment	Lease payment to be determined for each unit component part of each Tranche based on Appendix 1, Item 3

lease payment calculation period	A period stipulated in Appendix 1, Item 5

lease payment day	A day stipulated in Appendix 1, Item 4
2	In the event of quoting other agreements and documents in this Contract, if the relevant agreements and documents were revised, added or changed after the Contract was initially concluded, they shall mean the relevant agreements and documents after they were revised, added or changed.

3	In the event of quoting provisions in this Contract, they shall mean, unless otherwise specially designated, the provisions of this Contract.

4	In the event of referring to parties to Subject related contracts in this Contract, they shall include their successors and accredited transferees (assignees) as well.
Article 2 (Composition of transactions)
1	Lessee and Lessor confirm that transactions listed in Appendix 1, Item 15 are planned on Subject property and they are inextricably linked with each other.

2	Lessee confirms that Lessor has the ownership of Subject property during the Lease period under this Contract.

Article 3 (Lease)
1	Lessor shall be delivered each unit component part composing Subject property from Lessee on each delivery day based on the Subject Sales Contract and shall lease the relevant unit component part to Lessee pursuant to the provision of this Contract while Lessee shall be leased the relevant lease from Lessor.

2	Lease of Subject property and each unit component part under this Contract shall exist in each Individual transaction for each Lease period and it shall reckon from the day of delivery of each loan certificate pursuant to Article 4, Item 5. Except where explicitly provided, lease of Subject property shall not be cancelled nor caused to be terminated before each Lease period expiration period.

3	Lessee shall pay lease payment pursuant to Article 7, Item 2 as a price of lease under this Contract.

4	Lessee shall have the right to quietly use Subject property pursuant to Article 11 or other provisions of this Contract.
Article 4 (Delivery)
1	Lessee shall designate a scheduled day of delivery of each unit component part composing Subject property to Lessor pursuant to Appendix 1, Item 1.

2	Lessor shall deliver the relevant unit component part to Lessee on the same day and at the same place for leasing under the preceding Article on condition that terms and conditions stipulated in Article 5 be satisfied and each unit component part be delivered from Lessee on the scheduled day of delivery and at the delivery place pursuant to Subject Sales Contract, and the relevant part shall be delivered to Lessee from Lessor.

3	In the case where change of each scheduled delivery day becomes necessary, Lessee shall notify Lessor to that effect as soon as possible (at the latest by 5 Banking Business Days before). Lessee and Lessor shall agree on respective amount of lease payment, purchase option exercise cost, reimbursement adjustment fee, repayment standard amount and prescribed damages in each Individual transaction based on the actual property purchase price of and delivery day for subject unit component part. In such cases, the agreed amount of lease payment, purchase option exercise cost, reimbursement adjustment fee, repayment standard amount and Prescribed damages shall be filled in documents together with the actual property purchase price and delivery day and be attached to each loan certificate in the form specified in Appendix 2.

4	Lessee shall bear the cost and liabilities (including Break funding cost. When Lessee bears the responsibility to pay Break funding cost under this Contract, Lessee shall pay the amount calculated based on the definition stipulated in Article 1 for both SD Tranche

1 and Toshiba Tranche 1. Provided, however, that if respective amounts of and payment times for SD Tranche 1 and Toshiba Tranche 1 are different, they shall be appropriately adjusted. Hereinafter the same in this Contract) caused by change or delay in each scheduled delivery day or inability (excluding cases attributable to Lessor).

5	Lessee shall prepare and deliver to Lessor a loan certificate in the form specified in Appendix 2 at the same time as delivery of each unit component part pursuant to this Article, Item 2.

6	Delivery of each unit component part for lease of each Individual transaction under this Contract shall be considered completed by delivery of each loan certificate under the preceding Item and Lessee may use each unit component part on the day of delivery of the relevant loan certificate.

7	Lessee shall bear all the cost for delivery of Subject property under this Article.

8	In the case where delivery of Subject property is not completed during the delivery period under this Article, Item 2, Lessee and Lessor shall faithfully consult possibilities of extension of delivery period with each other.
Article 5 (Prior conditions regarding delivery)
Lessor’s obligation of delivery of each unit component part for each individual transaction under Article 4 presupposes that the following conditions be fully satisfied before the day of scheduled delivery. Provided, however, that this shall not apply in the event that Lessor notifies Lessee before the completion of delivery that Lessor does not demand that these conditions are satisfied.
(1)	That events have not occurred by the scheduled delivery day that would cause Lessor or Lessee to expect legal, administrative guidance or tax changes in laws, orders, notices and others that Lessor or Lessee reasonably judges to be appropriate in consideration of the relevant objective to suspend or postpone the execution of transaction planned under Subject related contracts, or that the transaction is illegal. (However, if Lessor or Lessee determines that events applicable under this Clause have occurred, Lessor or Lessee shall immediately notify the other party and have consultation with the other party in advance.)

(2)	That the relevant unit component parts have been purchase by Lessee before the relevant scheduled delivery day from property manufacturer under the original purchase agreement, and Lessee has acquired the ownership thereof without any burdens etc. (excluding waived burdens).

(3)	That the relevant unit component part is insured under Article 19 by insurance that is effective as of the day of the relevant scheduled delivery day.

(4)	That no events of default have occurred.

(5)	That no events have occurred that make Lessor reasonably judge that events that constitute total loss events or lead to total loss events regarding the relevant unit component part.

(6)	That Subject related contracts to which Lessor or Lessee should be the parties concerned are signed by all parties concerned, issued and continued to be in force.

(7)	That representations and warrants by Lessee in Article 20 are entirely correct as of the relevant scheduled delivery day under the conditions that exist on the same day.

(8)	That no significant change has been added to the FLASH PARTNERS MASTER AGREEMENT concluded as of September 10, 2004 between the Guarantor and SanDisk International Limited, and that this Agreement has not been terminated, dissolved or ended.

(9)	That long-term loan rating of SanDisk by Standard & Poor’s Rating Services or Moody’s Investors Service is BB- or Ba3 or above respectively as of the relevant scheduled delivery day.
Article 6 (Related documents)
1	Lessee and Lessor shall take procedures necessary for the conclusion of this Contract and other Subject related contracts and the empowerment for the implementation of obligations under this Contract by the date of this Contract or each delivery day and, at the same time, submit to each other a certificate of seal impression that was used in these contracts (issued within three months prior to each day of signing), certified copy of company registration (issued within three months prior to the day of signing each contract) and Articles of Incorporation (valid as of the day of signing this Contract).

2	Lessee shall submit the following documents to Lessor by each scheduled delivery day:
(1)	Insurance certificate for the relevant unit component part designated in Article 19

(2)	Original Subject Letter of Agreement on the relevant unit component part as of the day determined by notary

(3)	Copies of other documents reasonably requested by Lessor
Article 7 (Payment of lease payment etc.)
1	Lessee and each Lessor agree that monetary claim of Lessor against Lessee regarding payment of lease payment, prescribed damages, reimbursement adjustment fee, purchase option exercise cost regarding each individual transaction under this Contract constitute each of SD Tranche 1, SD Tranche 2, Toshiba Tranche 1 and Toshiba Tranche 2. Each Tranche regarding each individual transaction shall constitute credits obtained by dividing the applicable monetary claim by the rate provided in loan certificate regarding the relevant individual transaction. Further, specific amount of each Tranche regarding lease payment, prescribed damages, reimbursement adjustment fee, purchase option exercise cost regarding each individual transaction shall follow the rules provided by Appendix 1 Clause 3, Clause 6, Clause 7 and Clause 9 of this Contract and loan certificate regarding the relevant individual transaction.

In addition, credits related to lease payment, prescribed damages, reimbursement adjustment fee, purchase option exercise cost regarding SD Tranche 1 and SD Tranche 2 shall be attributed to only SD Lessor (each SD Lessor maintains as divided credits according to the rate of shared equity of Subject property), and the money regarding the relevant credit shall be paid only to SD Lessor, and credits related to lease payment, prescribed damages, reimbursement adjustment fee, purchase option exercise cost regarding Toshiba Tranche 1 and Toshiba Tranche 2 shall be attributed to only Toshiba Lessor (each Toshiba Lessor maintains as divided credits according to the rate of shared equity of Subject property), and the money regarding the relevant credit shall be paid only to Toshiba Lessor.

2	Lessee shall, for each individual transaction, pay the lease payment for the lease payment calculation period that ends on each payment day of lease payment to Lessor by 11 am of the payment day of the relevant lease payment.

3	In the event that the day that Lessee is supposed to make payment in the amount that Lessee has payment obligation for each individual transaction under this Contract is not a banking business day, for lease payment, prescribed damages, reimbursement adjustment fee, purchase option execution price, Lessee shall make payment on the following banking business day (if the following banking business day is in the next month, the previous banking business day) and the payment amount shall be adjusted accordingly, and for other amounts, the applicable payment shall be made on the following banking business day and the payment amount shall not be adjusted.

4	The amount that Lessee has payment obligation under this Contract shall be paid in methods set forth in Appendix 1 Clause 10(2), except as otherwise agreed between the parties concerned. However, lease payment, prescribed damages, purchase option exercise cost and reimbursement adjustment fee regarding SD Tranche 1 and SD Tranche 2 under this Contract shall be paid to Subject SD borrower, and lease payment, prescribed damages, purchase option exercise cost and reimbursement adjustment fee regarding Toshiba Tranche 1 and Toshiba Tranche 2 under this Contract shall be paid to Subject Toshiba borrower in accordance with Appendix 1 Clause 10(1). Lessee confirms that regarding reception of the relevant amount to the bank account of each Subject borrower, SD Lessor has entrusted Subject SD borrower, and Toshiba Lessor has entrusted Subject Toshiba borrower, and each Subject borrower has accepted this entrustments. In the event that the applicable entrustment were cancelled by prior written notice by SD Lessor or

Toshiba Lessor to Subject SD borrower or Subject Toshiba borrower, Lessor shall notify Lessee that effect 1 banking business day before the first payment day of lease payment that arrives after the cancellation. (In this case, of lease payment, prescribed damages, purchase option exercise cost and reimbursement adjustment fee under this Contract, the amount regarding SD Tranche 1 shall be received in the bank account of each Subject SD lender provided in Appendix 1 Clause 10(2), the amount regarding Toshiba Tranche 1 shall be received in the bank account of each Subject Toshiba lender provided in Appendix 1 Clause 10(2), the amount regarding SD Tranche 2 shall be received in the bank account of each SD Lessor provided in Appendix 1 Clause 10(2), and the amount regarding Toshiba Tranche 2 shall be received in the bank account of each Toshiba Lessor provided in Appendix 1 Clause 10(2))

5	The amount that Lessee should pay Lessor under this Contract shall be in full amount without any deduction, offsetting or defense regardless of any reasons (except for the case that caused by matters ought to be attributed to Lessor’s responsibility) including existence of defects regarding performance etc. of Subject property, existence of burdens etc. against Subject property, existence of infringement against use of Subject property or bankruptcy of parties concerned (that is, bankruptcy, civil rehabilitation, corporate consolidation, corporate reorganization and other legal arrangement procedures, or similar procedures under laws of countries other than Japan have started and continue to be implemented). In the event that Lessee is required by decree to withhold tax for the applicable payment, Lessee shall make additional payment that is needed to ensure the amount that the receiving party would have received if the relevant withholding was not required.

6	If lease of each individual transaction under this Contract is terminated on a day other than the payment day of lease payment regardless of the reasons including occurrence of total loss event of Subject property or unit component part, occurrence of cancellation events, execution of purchase option or return option right by Lessee and others (however, except for the case of cancellation caused by matters ought to be attributed to Lessor’s responsibility), Lessee shall pay break funding cost to Lessor on the relevant termination day.

7	In the event that the amount of money that Lessee paid to Lessor or money received by Lessor by disposition of Subject property under this Contract is less than the total amount of debts that the time for performance has arrived as of the relevant payment day or receiving day under this Contract, the relevant amount of money shall be appropriated to each debt in the order below. However, debts of the same order shall be distributed proportionally to the amount of credit that each Lessor holds.
(1)	Cost that Lessee is required to pay Lessor under Subject related contracts.

(2)	Default interest related to lease payment, prescribed damages, reimbursement adjustment fee, purchase option exercise cost regarding SD Tranche 1 and Toshiba Tranche 1.

(3)	The amount equivalent to lease payment interest (each amount in Appendix 1 Clause 3 (a) (2) and the same Clause (c) (2), and Appendix 1 Clause 9 (3) and (9) specified in loan certificate for each individual transaction regarding the relevant Tranche) of lease payment or prescribed damages regarding SD Tranche 1 and Toshiba Tranche 1.

(4)	Of lease payment or prescribed damages regarding SD Tranche 1 and Toshiba Tranche 1, the amount equivalent to original principal of lease payment (each amount of Appendix 1 Clause 3 (a) (1) and the same clause (c) (1) and Appendix 1 Clause 9 (1), (2), (7) and (8) specified in loan certificate for each individual transaction regarding the relevant Tranche), the amount equivalent to purchase option exercise cost, or reimbursement adjustment fee.

(5)	Default interest regarding lease payment, prescribed damages, reimbursement adjustment fee, purchase option exercise cost regarding SD Tranche 2 and Toshiba Tranche 2.

(6)	Of lease payment or prescribed damages regarding SD Tranche 2 and Toshiba Tranche 2, the amount equivalent to lease payment interest (each amount of Appendix 1 Clause 3 (b) (2) and the same clause (d) (2) and Appendix 1 Clause 9 (6) and (12) specified in loan certificate for each individual transaction regarding the relevant Tranche).

(7)	Of lease payment or prescribed damages regarding SD Tranche 2 and Toshiba Tranche 2, the amount equivalent to original principal of lease payment (each amount of Appendix 1 Clause 3 (b) (1) and the same clause (d) (1) and Appendix 1 Clause 9 (4), (5), (10) and (11) specified in loan certificate for each individual transaction regarding the relevant Tranche), purchase option exercise cost, or the amount equivalent to reimbursement adjustment fee.

(8)	Amount of other credits.
Article 8 (Defective security indemnity)
1	Lessor shall lease Subject property to Lessee on an as is basis, without warranty of any kind regarding Subject property, whether express or implied, and shall not be liable for defects in the property whether apparent or hidden. Further, no guarantee shall be made regarding non-existence of burdens etc. regarding Subject property or Subject parts, and shall not be liable for defects whether the defects are known or not.

2	Lessee, on its own responsibility and at its own expense, shall acquire appropriate quality assurance with property manufacture or Subject parts supplier, and at the same time make an arrangement of after the sale service and hereby transfer to Lessor (except for those that the applicable transfer is prohibited) the rights regarding Subject property such as right to claim security and guarantee (including right to claim guarantee against defects). However, Lessee may exercise the applicable right to claim security and guarantee in the name of itself provided that no events of cancellations have occurred, and may directly receive execution of security and guarantee during lease period from property manufacturer or Subject parts supplier.

3	In the event that Lessee incurs damages or loss due to lack of performance etc. in Subject property, Lessee may, on its own responsibility and at its own expense, demand recuperation of such damages or loss directly from property manufacturer or manufacturer of Subject parts under the right set forth in provision of the previous clause, and Lessor shall not be responsible for this. However, Lessee’s obligations under Article 14 shall not be affected.
Article 9 (Burden for loss, damage and danger)
1	In the events that events for total loss occurred to all or any unit component part of Subject property (provided, however, that reasons attributable to Lessor shall be excluded) Lessee shall immediately notify Lessor and pay Lessor the amount of debt that is in time for performance of prescribed damages and others regarding the applicable Subject property or unit component part as of the day payment in the amount greater than the amount equivalent to the following prescribed damages as insurance coverage of the insurance as prescribed in Article 19 by earlier of (a) the day 90 days after the occurrence of the relevant events for total loss (provided, however, that cases where the relevant reasons for total loss were caused not by those attributable to Lessee, and Lessor and Lessee separately agree shall be excluded.) or (b) the following banking business day of the relevant day of payment.

2	When Lessee has paid the amount prescribed in the previous clause, Lessor shall transfer to Lessee the right to Subject property or unit component part subject to the total loss event or the right to third party acquired by occurrence of the relevant total loss event (excluding the right to claim indemnity of liability for damages that Lessor should incur) on an as is basis as the time of the transfer without securing performance and monetary capacity, trust and others of the third party.

3	In the event that Lessor has received insurance coverage for total loss or compensation payment from a third party due to occurrence of total loss event regarding Subject property or unit component part (including the monetary amount paid with the purpose to indemnify damages and drawback etc. incurred by the total loss event regardless of its title, and not including the amount of money to indemnify liability for damages that Lessor should incur), and when Lessee has lapsed the payment due date of prescribed under Clause 1 (whether or not if Lessee is aware that the payment due date of Clause 1 has arrived as the result of payment of insurance coverage for total loss), the relevant received amount shall be appropriated for payment of the relevant prescribed damages, and if there is surplus after the relevant appropriation, the surplus amount shall be immediately return to Lessee upon subtracting unpaid amount that Lessee owes Lessor under Subject related contracts (including delinquency charges), and if there is still deficient after the relevant appropriation, Lessee shall not avoid payment of the relevant deficient amount. Further, if Lessee has paid the relevant prescribed damages at the time above, Lessor shall immediately return the remaining amount of the relevant received amount to Lessee upon subtracting, if any, unpaid amount by Lessee under Subject related contracts.

4	Lessee shall incur all dangers and related expenses regarding loss (including total loss events) or damage (however, in either case, except as in the case that caused by matters attributed to Lessor’s responsibility).

5	In the event that total loss events regarding any of unit component part has occurred and Lessee has made payment prescribed damages regarding the relevant component part or the unpaid amount regarding total loss events, the relevant unit component part shall be removed from transactions under Subject related contracts, and Lessee shall be exempt from obligations to pay lease payment regarding the relevant unit component part in future.

6	Unit component part that Lessee reasonably judges that does not qualify the required specification of Lessee upon consulting to opinions of property manufacturer or property maintenance agent after delivery day shall be considered as occurrence of total loss event by matters not attributed to Lessee’s responsibility immediately after delivery on the delivery day, and provisions of this Article shall be applied accordingly.

7	In the event that total loss event has occurred regarding Subject property or any of unit component parts, or that Lessee judges that Subject property or any of unit component part needs to be replaced in performing its business, Lessee may request to Lessor replacement of the relevant Subject property or unit component part conditional upon agreement of Subject borrower and Subject lender (Lessor may not reject such agreement without any reasonable reasons, and such reasonable reasons shall include the case where Lessor judges at its own discretion that the value of Subject property after replacement of the relevant Subject property or unit component part has decreased compared to the value before the replacement (excluding slight decrease). The relevant replacement shall be performed at the expense of Lessee if Lessor, Subject borrower and Subject lender reach agreement on the conditions upon taking replacement property, its price and other matters into consideration.
Article 10 (Representation of Owner)
Lessee shall, on its own responsibility and at its own expense, install signs that include statement of Lessor’s ownership of Subject property in ways that can be easily recognized by third parties in installation location of Subject property and each of major unit component parts and unit component parts that Lessor requests.
Article 11 (Peaceful Use)
Lessee may, unless termination matter has occurred, use Subject property peacefully, and Lessor shall not disturb the use by Lessee without valid reasons.
Article 12 (Installation and Use)
1	Lessee shall, on its own responsibility and at its own expense, install Subject property to Toshiba Yokkaichi Factory in accordance with the installation standards or methods provided by property manufacturer and regulatory authority, and shall not change the installation location without prior consent of Lessor. Installation location of Subject property or any of unit component part outside of Japan is contingent upon, in addition to prior consent of Lessor, compliance of provisions of each Articles of this Contract regarding Subject property or the relevant unit component part outside of Japan, not affecting the rights of Lessor, Subject borrower and Subject lender regarding Subject property and rights provided in Subject related contracts, and compliance of laws regarding export and reexport control of Japan and the United States.

2	Lessee shall comply with demand, conditions and instructions by property manufacturer, Subject parts supplier and insurance company, and agreements with such parties on all laws applicable to Subject property and installation, use, operation and handling thereof (including environmental laws) and all important points, and at the same time, shall use Subject property only for legal applications.

3	Lessee shall, on its own responsibility and at its own expense, keep and maintain records regarding use and operation of Subject property.
Article 13 (Possession and Re-leasing)
1	Lessee shall not, without prior consent of Lessor, relocate possession of Subject property to a third party, or re-lease Subject property. However, Lessee may, on its own responsibility and at its own expense, without consent of Lessor, relocate possession of Subject property for maintenance or repair to property manufacturer or approved maintenance or repair provider, and re-lease Subject property to a SD group company or a Toshiba group company.

2	In the event that relocation of possession or re-leasing is executed in accordance with the previous clause, the relevant relocation of possession or re-leasing shall not affect Lessee’s obligations under this Contract, and at the same time its articles, survival and others shall be subject to the provisions of this Contract, and if taxes and public dues occur to Lessee regarding the relevant relocation of possession or re-leasing, the relevant taxes and public dues shall not affect the conditions of lease under this Contract such as lease payment. Further, Lessee shall, on its own responsibility and at its own expense, take all reasonable measures so that Lessor and Subject lender maintains security as before (not limited to those expressed in this Contract).
Article 14 (Maintenance Management)
1	Lessee shall, on its own responsibility and at its own expense, place Subject property in safe condition at all time.

2	Lessee shall, on its own responsibility and at its own expense, perform maintenance and management of Subject property in accordance with provisions of law, and perform maintenance and repair in method approved or recommended by property manufacturer or Subject parts supplier and method that is at lease equivalent to the methods Lessee employs for other similar properties that Lessee uses, and at the same time, retain Subject property in the save level condition as the initial condition on the delivery day at all time (however, excluding normal wear and tear). In all cases, Lessee shall not perform acts that might cause significant adverse effect to guarantee of Subject property by property manufacturer.

3	Lessee shall, on its own responsibility and at its own expense, keep and maintain records regarding maintenance and repair of Subject property including maintenance log.

4	Lessee may, for the purpose of maintenance and repair provided in Clause 2, on its own responsibility and at its own expense, replace Subject parts with alternative part that has a similar level of performance etc. to the relevant Subject parts and owned by Lessee without any burdens for itself (excluding the waived burdens), and may install parts owned by Lessee without any burdens for itself (excluding the waived burdens) to Subject Property, not as a replacement of Subject parts. However, in either case, the replacement or installation shall not cause any changes that are reasonably expected to decrease performance etc. of Subject property, or have adverse effect on its performance etc.

5	Lessee may, on its own responsibility and at its own expense, after delivery of Subject property to Lessee in accordance with Article 4, may remove parts that are installed to Subject property as an addition, not as a replacement to other Subject parts, or Subject parts with which removal of the relevant Subject parts does not cause reduction in performance etc. of Subject property, without installing alternative parts to Subject property.
Article 15 (Change in Original Condition)
Lessee may, on its own responsibility and at its own expense, may perform change, alteration or addition to Subject property that is considered necessary or desirable for business reasons within the range of changes that would not decrease its performance etc. nor have adverse effect on its performance etc.
Article 16 (Ownership of Parts)
1	Except as in the case of Clause 2, Subject parts that Lessee installed to Subject property under Article 14 Clause 4 shall become Subject parts that constitutes Subject property at the same instance of installation to Subject property, and at the same time automatically become a possession of Lessor, and be leased from Lessor to Lessee under this Contract. For subject parts that are removed from Subject property, ownership of the relevant removed Subject parts shall be transferred to Lessee at the same instance that ownership of the alternative parts are transferred to Lessor. However, Subject parts that are changed and removed but not substituted by similar parts shall still be under the ownership of Lessor regardless of its location and be subject to this Contract.

2	Lessee may retain the ownership of parts that are installed to Subject property as an addition, not as a replacement to other Subject parts, under Article 14, after Subject property was delivered to Lessee under Article 4, and that removal of the relevant parts from Subject property without reducing performance etc. of Subject property is possible. Lessor may consider the relevant parts as Subject parts in application of Article 26 Clause 3.
Article 17 (Inspection)
Lessor and parties designated by Lessor may, upon prior notice to Lessee no less than 5 banking business days in advance, regarding Subject property or Subject parts, enter office, factory or facility of Lessee or its installation location, or on a premise of Lessee or its installation location, and inspect conditions of Subject property such as conditions, installation, use, operation, storage, maintenance and repair. However, when performing the applicable inspection, normal operations of Lessee or its installation location shall not be disturbed and at the same time, confidential, safety, and security restrictions charged by Lessee or its installation location shall be abided by.

Article 18 (Burden etc.)
1	Lessee shall not establish, approve, or cause to create any burden etc. to Subject property, Subject parts or rights in this Contract, or benefits. Provided, however, it shall not apply to burden etc. occurred from (a) rights of Lessor and Lessee provided in this Contract, (b) retention right of employees, maintenance provider and repair provider that occur in the process of normal operations of Lessee or similar security right, with which its payment has not passed the payment due date and there is no danger that the relevant burden etc. be executed on the relevant property, and (c) rights of Lessor, Subject lender and its successor and its approved grantee provided in Subject related contracts (including contracts of loan and security scheduled in these contracts.).

2	In the event that burden etc. that is not excluded in the conditional clause in the previous clause has occurred, Lessee, on its own responsibility and at its own expense, shall eliminate this in an appropriate method.
Article 19 (Insurance)
1	Lessee shall, on its own responsibility and at its own expense, personally, conclude insurance contract to cover damage and loss of Subject property through Subject guarantor or Toshiba group companies or SD group companies at all time during the lease period with an insurance company that Lessor recognizes as internationally trustworthy.

2	Regarding insurance of the previous clause, the amount of insurance shall be no less than the amount equivalent to 100% of prescribed damages as of the payment day of lease payment right before the day of coverage.

3	Lessee shall, in the case of occurrence of event insured against Subject property regardless of total loss or partial loss event, promptly notify Lessor.

4	In the event that loss event where restoration or repair of Subject property is possible (partial loss event), insurance money paid for such event shall be received by Lessee. Upon receiving payment of the applicable insurance money, Lessee shall appropriate the entire amount of the insurance money for expense of restoration and repair of Subject property unless the relevant loss has already been restored or repaired. In addition, in the case of total loss event, provisions of Article 9 shall be abided by.

5	Before the property delivery day under Article 4 and the start time of each insurance period of the period required to be insured under this Article (at least once a year), Lessee shall obtain document that proves the coverage that meets the above conditions from the insurance company prescribed in Clause 1, and deliver such document to Lessor.

6	Condition of insurance set forth in this Article shall, in all cases, not be less than insurance that covers property that is similar to Subject property that Lessee uses in all respects. In the event that the condition of insurance under this Article become less than the condition of the relevant other insurance, condition in this Article regarding insurance shall be increased up to the condition of the relevant other insurance, and Lessee shall promptly conform to the increased condition.
Article 20 (Representation and Warranty)
1	Lessee shall represent and warrant the following items as of the day of this Contract:
(1)	That Lessee has concluded Subject related contracts in which Lessee is a party concerned, has capacity and authority by law and internal provisions of the company to exercise the right under the relevant Subject related contracts and fulfill obligations, and resolution of internal general meeting and other measures necessary by law and internal provisions of the company for preparation of such Subject related contracts and execution of its own rights and fulfillment of obligations.

(2)	That preparation and delivery and execution by Lessee of Subject related contracts that Lessee is a party concerned does not violate laws, company contract of Lessee and other documents related to organizations, and provisions of contracts that Lessee is a party concerned in all respects.

(3)	That Subject related contracts that Lessee is a party concerned are legal, effective and binding contracts of Lessee that office grant is possible in accordance with each articles.

(4)	That any of preparation and delivery of Subject related contracts that Lessee is a party concerned and performance or fulfillment by Lessee of transaction intended therein do not need in any way approval and license by government and other public offices or court or notification or registration, or other procedure to government and other public offices or court, with the exception of ones already completed.

(5)	That no pending judicial or administrative procedure in any way that might cause adverse effect to execution of rights or fulfillment of obligations by Lessee in Subject related contracts that Lessee is a party concerned.

(6)	That Lessee has disclosed to Lessor, Subject borrower and Subject lender business plans determined by the board meeting of Lessee regarding the business year that this contract day belongs to, that is considered to be reasonably necessary for implementation of this Contract.
2	Lessor shall represent and warrant the following items as of the day of this Contract:
(1)	That Lessor has concluded Subject related contracts in which Lessor is a party concerned, has capacity and authority by law and internal provisions of the company to exercise the right under the relevant Subject related contracts and fulfill obligations, and resolution of internal general meeting and other measures necessary by law and internal provisions of the company for preparation of such Subject related contracts and execution of its own rights and fulfillment of obligations.

(2)	That preparation and delivery and execution by Lessor of Subject related contracts that Lessor is a party concerned does not violate laws, company contract of Lessee and other documents related to organizations, and provisions of contracts that Lessor is a party concerned in all respects.

(3)	That Subject related contracts that Lessor is a party concerned are legal, effective and binding contracts of Lessor that office grant is possible in accordance with each articles.

(4)	That any of preparation and delivery of Subject related contracts that Lessor is a party concerned and performance or fulfillment by Lessor of transaction intended therein do not need in any way approval and license by government and other public offices or court or notification or registration, or other procedure to government and other public offices or court, with the exception of ones already completed.

(5)	That no pending judicial or administrative procedure in any way that might cause adverse effect to execution of rights or fulfillment of obligations by Lessor in Subject related contracts that Lessor is a party concerned.
3	Representation and warranty of each item in the previous two Clauses shall be considered to be repeated by Lessee and Lessor on delivery day of each individual transaction and payment day of each lease payment under the conditions exist on those days.
Article 21 (Commitment Matters)
1	Lessee shall make the following commitment to Lessor:
(1)	Lessee shall manage during the lease period Subject property, each unit component part and Subject parts in distinction from other properties.

(2)	Lessee shall fulfill and comply with Lessee’s obligations in Subject related contracts (including the original purchase contract for the purpose of this Contract) in accordance with its provisions.

(3)	In the event that default matters or matters that would cause significant adverse effect to Lessor’s entire rights in Subject related contracts or fulfillment of Lessee’s obligations, Lessee shall notify Lessor to that effect promptly after learning of occurrence of such matters.

(4)	In the event that Lessee has acquired consent, permission, approval, license or acceptance of government or other public offices or court which Lessee is required by government or other public offices or court in order to continue essentially the same business as the present time or regarding Subject related contracts, maintains its effect, and conditions or restrictions imposed regarding these, Lessee shall abide by all.

(5)	Lessee shall provide Lessor and Subject lender upon their request with information regarding financial situation and business conditions of Lessor or Subject guarantor Lessor that Lessor reasonably requests including financial statements that is not particularly under confidentiality obligation, and information regarding installation, condition, storage, use, maintenance and repair of Subject property after the end of its business year (however, after the end of its half year period or business year for Subject guarantor).

(6)	Lessee shall perform all acts that Lessor reasonably requests as necessary for establishment, transfer or formation of fluctuation of rights or fulfillment of perfection in Subject related contracts that are recognized by Subject related contracts or scheduled, to the extent that Lessee perform in accordance with provisions thereof.

(7)	Lessee shall, for each business year, report promptly after the end of each relevant business year to Lessor progress status of business plan of the relevant business year determined at a board meeting of Lessee, to the extent that is reasonably recognized necessary for implementation of this Contract.

(8)	If there is a reasonable request from Lessor, Lessee shall cooperate with Lessor and Subject lender to achieve objects of Subject related contracts.

(9)	Accounting and financial handling of Lessee and Subject guarantor regarding transaction under this Contract and Subject related contracts shall be performed by Lessee and Subject guarantor at their own discretion and responsibility.

(10)	Lessee shall ensure that the Guarantor makes no significant changes to the FLASH PARTNERS MASTER AGREEMENT concluded between Subject guarantor and SanDisk International Limited as of September 10, 2004 as the day of this Contract. Provided, however, that this shall not apply in the event that the Lessor and the Lender agree otherwise.

(11)	Lessee shall have SanDisk abide by the following provisions. Provided, however, that this shall not apply in the event that the Lessor and the Lender agree otherwise as to (1) and (3) below.
(1)	SanDisk shall maintain long-term loan rating by Standard & Poor’s Rating Services or Moody’s Investors Service to BB- or Ba3 or above respectively.

(2)	SanDisk shall promise that no security interest shall be established in any San Disk assets SanDisk without prior written approval by Lessor. Provided,

however, that this shall exclude cases involving normal securitization transactions regarding loan or inventory or any of the specified security interests listed in Appendix 3 below (Permitted Liens).

(3)	SanDisk shall maintain the amount of equity (Total Stockholders’ Equity) in consolidated balance sheet as of the last of accounting term and mid accounting term of each year at no less than 1,164 million US dollars until the termination of this Contract and completion of fulfillment of all of Lessee’s and SanDisk’s obligations to Lessor in this Contract.
Article 22 (Compensation and Burden of Expense)
1	Lessee shall, except as otherwise provided in this Article, incur burdens and compensations for taxes and public dues to be imposed on all or any of persons to be compensated in direct or indirect relation to any of Subject property, unit component part or Subject parts, or ownership, possession, use, application, operation, lease, re-lease, installation, storage, maintenance, repair, improvement, modification, insurance, burdens etc., delivery, purchase, transfer, return, performance etc., structure, design, specification, functions, durability, operability, manufacture or Subject related contracts thereof, or payment regarding those (except payment of property purchase price under Subject Sales Contract and payment of principal and interest under Subject Loan Agreement) and other transactions intended by those, and loss etc. to be incurred by all or any of persons to be compensated, and if there is an instruction from the relevant persons to be compensated, directly pay to the authorities or third parties. However, Lessee is not obliged to fulfill obligation of compensation or payment under this clause for either of taxes and public dues imposed on the basis of net profit, or taxes and public dues otherwise provided in this clause.

2	Of expenses regarding preparation and conclusion of Subject related contracts, attorney’s fee shall be incurred by each party.

3	Expenses regarding fulfillment of obligations and transactions under Subject related contracts shall be determined as specified in express provisions and as provided below:
(1)	Lessee shall incur bank fee regarding payment etc. in Article 7.

(2)	Lessee shall incur expenses including attorney’s fee regarding purchase option right or return of Subject property by Lessee.

(3)	Expenses including attorney’s fee that arises from occurrence of default by any of parties involved shall be incurred by the relevant parties involved.
4	Taxes and public dues regarding Subject related contracts shall be determined as specified in express provisions and as provided below
(1)	For consumption tax imposed on payment of purchase price of Subject property and payment etc. of lease fee under Subject related contracts, except as otherwise agreed on between parties involved in this Contract, the parties involved that make these payment shall pay the amount of consumption tax to the receiving parties along with these payment. Provided, however, this shall not apply in the case that any of parties involved in this Contract may be exempt from imposition of consumption tax under the provisions of laws related to consumption tax.

(2)	Fixed property tax imposed on Subject property shall be paid by those subject to incur by law, however, if Lessor is subject to such payment, Lessee shall pay Lessor the amount equivalent to the fixed property tax.
5	Taxes and public dues that Lessee compensates or pays persons to be compensated under this Article shall be based upon net amount after tax.

6	If the interest of loan is increased or each Subject borrower is charged with additional expense in accordance with each Subject Loan Agreement, Lessor may, upon written notice, based on charges from each Subject borrower, increase lease payment applicable to SD Tranche 1 or Toshiba Tranche 1 based on reasonably calculation method or demand payment of the relevant additional expense to Lessee. In such case, each amount of the applicable purchase option exercise cost, reimbursement adjustment fee, repayment standard money and prescribed damages shall be recalculated as well.

7	In the event that taxes and public dues and other expenses to be incurred by Lessee under Subject related contracts are charged to Lessor or paid advance by Lessor, Lessee shall immediately pay Lessor upon request by Lessor the amount of the relevant payment and interest calculated in accordance with provisions of Article 27 from the day of payment. Provided, however, Lessor shall immediately notify Lessee in the case that Lessor was charged such taxes and public dues and other expenses, or paid such amount.
Article 23 (Number of individual transactions and change of deliverable period)
1	Lessee and Lessor shall perform the first individual transaction in the period starting [*] ending [*], and may execute up to [*] times in [*] months after the first individual transaction. Provided, however, number of individual transactions and deliverable period shall be set forth in Appendix 1 Clause 1.

2	Lessee and Lessor may, if prior written approval of Subject lender and Subject borrower are obtained, change executable period of individual transactions and number of individual transaction provided in the previous clause, and in this case, Lessee and Lessor, if change is needed regarding change of payment conditions including lease payment, prescribed damages, purchase option exercise cost, reimbursement adjustment fee, shall discuss the relevant changes.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 24 (Purchase Option Right)
1	Lessee may, for each individual transaction, by notifying Lessor no less than 30 days in advance of each lease payment day, purchase all of Subject property or any of unit component parts (provided, however, exercise of purchase option right for any of unit component part only shall be determined by provisions of Clause 4.) by paying Lessor with purchase option exercise cost and the amount of other debts in time for performance of Subject property or the relevant unit component part as of the relevant lease payment day (provided, however, for each individual transaction on the final lease payment day, whether or not there is notification from Lessee, unless otherwise return under Article 25 is made, purchase option right shall be considered to have been exercised). Notice of exercise of purchase option right under this clause shall not be withdrawn.

2	If Lessee exercised purchase option right under the previous clause and paid the amount as prescribed in the previous clause, Lessor’s ownership and any other rights regarding Subject property or the relevant unit component part shall be transferred to Lessee on an as is basis without security for performance etc. and others at the time of completion of its payment. Provided, however, Lessor shall warrant Lessee that no burdens etc. that arise based on matters established by Lessor or attributable to Lessor exist at the time of such transfer to Subject property or the relevant unit component part.

3	Lessor shall deliver transfer certificate of Appendix 4 to Lessee when receiving the amount as prescribed in Clause 1.

4	Exercise of purchase option right on not the entire Subject property but only some of unit component parts may be allowed only if the total amount of property purchase cost of the unit component parts that Lessee is to purchase on the relevant lease payment day under this Article exceeds [*] Yen and Lessor’s consent is obtained (Lessor may not reject such consent without any reasonable reasons, and such reasonable reasons shall include the case that Lessor judges at its own discretion that the relative value of Subject property against purchase option exercise cost of Subject property after the purchase of the relevant unit component part has decreased (excluding slight decrease) compared to that of Subject property before the purchase. Further, the limit amount of purchase option exercise cost that is appropriated to the original principal of each of SD Tranche 1 and Toshiba Tranche 1 shall be the amount of money calculated by multiplying property purchase cost of the relevant subject unit component part by rates each time provided in the prescribed damages (A) and (C) of loan certificate.

5	Lessee shall incur all expenses regarding exercise of purchase option right by Lessee.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 25 (Return)
1	Lessee may, in accordance with the following provisions, for each individual transaction, may return to Lessor all unit component parts that are subject to the relevant individual transaction at the location designated by Lessor on the corresponding day of delivery day each year of lease period (hereinafter referred to as “return day”) by notifying Lessor and Subject lender no less than [*] days in advance. Provided, however, in the event that any one of reason for cancellation or default reason (including reason for cancellation and default reason regarding clauses on return under this Article) has occurred on return day, or purchase by purchase option right under Article 24 is exercised on the same day as return day, Lessee may not implement return of Subject property under this Article. Notification of exercise of return option right may be withdrawn until [*] days before return day.
(1)	When Lessee returns Subject property to Lessor under this Clause, Subject property shall be in a good condition as in the time of delivery in Article 4, that normal use is possible, and that Lessor reasonably judges to satisfy all of the requirements for conditions at the time of return regarding Subject property prescribed in Appendix 6, except for normal wear and tear and changes etc. performed in accordance with provisions of Article 14 Clause 4 or 5, or Article 15.

(2)	Lessee shall deliver with return of Subject property to Lessor, in addition to maintenance and repair log, all records or copy thereof regarding installation, storage, use, operation, maintenance and repair of Subject property, and if Lessor requests, certificate by property maintenance and repair provider approved by property manufacturer, Subject parts supplier or property manufacturer that certifies the matters provided in Item (1) of this Clause.

(3)	Lessee shall approve that Lessor, Subject lender or party that is to become a buyer of Subject property that Lessor has designated (and related parties thereof) enters office and factory etc. of Lessee or its installation location to inspect Subject property ahead of return of Subject property under Article 17.

(4)	Lessee shall, on the return day, at the same time as return of Subject property, pay Lessor the amount of reimbursement fee of Subject property as of the return day and the amount of other debts under Subject related contracts.

(5)	If Lessor incurs debt against Lessee under Subject related contracts on the return day, Lessor shall, on the return day, at the same time as return of Subject property, pay Lessee the amount of the relevant debt.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(6)	Return of Subject property under this Article shall be applied to all of the unit component parts subject to the relevant individual transaction only, and shall not be applied to only some of the unit component part.

(7)	Lessee shall, in the case of selecting return under this Clause, upon discussion with Lessor, work to mediate a third party that purchases Subject property with purchase conditions that Lessor objectively satisfies. Provided, however, this shall not apply in the case that Subject property or any of unit component part is to be discarded in accordance with Clause 4.
2	Lessor shall, when receiving the return of Subject property, prepare return certificate of Appendix 4 and delivery to Lessee.

3	Lessee shall, if requested by Lessor, on its own responsibility and at its own expense, shall hold in trust Subject property for Lessor for maximum of [*] after the return day, and shall perform maintenance management, inspection and maintenance in accordance with this Contract in order to maintain the same level of performance etc. as on the delivery day in Subject property at all time, and if Subject property is damaged, regardless of the cause, shall repair to the perfect condition.

4	Notwithstanding provisions of Clause 1, Lessor may request Lessee disposition of all or a portion of unit component parts that constitute Subject property before return day. In this case, Lessee shall, upon delivery of acknowledgement document to Lessor, on its own responsibility and at its own expense, immediately perform disposition of the requested unit component parts within Japan. Lessee shall, for such disposition, abide by the applicable laws (including environmental laws). Provided, however, in the case that Lessor needs to perform disposition under the name of itself, Lessee shall perform necessary cooperation along with covering its expenses. In any event, Lessor may request Lessee to provide with documents that confirm disposition or related documents, or copies thereof.

5	Lessee shall incur maintenance expense, removal expense, transport expense, storage expense, resale expanse and all other expenses related to return of Subject property, and all expenses related to disposition of Subject property.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6	If Lessor sells Subject property to a third party within [*] of return of Subject property by Lessee to Lessor under this Article, and the net amount after deducting taxes and public dues, sales fee, and any other expenses from the received amount of the sales exceeds the repayment standard money of Subject property as of the return day, Lessor shall pay Lessee the amount equivalent to [*]% of the difference of such received amount of sales and the repayment standard money. Lessee shall incur taxes and public dues charged on such payment.

7	In the case of disposition of Subject property that is returned under this Article, conditions and methods etc. of disposition shall be determined upon discussion by SD Lessor RA and Toshiba Lessor RA.
Article 26 (Termination of Contract)
1	Lessor may, in the event of any one of the following events, with only written notice without formal demand, have Lessee lose benefit of term regarding loans on this Contract or any or all of individual transactions, and terminate this Contract or any or all of individual transactions.
(1)	If Lessee defaults payment of lease payment and other debts under Subject related contracts, and does not make the relevant payment within 2 banking business days of receipt of written notice to that effect from Lessor.

(2)	If Lessee neglect obtain and keep required insurance in accordance with this Contract.

(3)	If Lessee neglects to eliminate burdens etc. in accordance with this Contract.

(4)	If Lessee violates the provisions of Subject related contracts outside of the previous Item, and does not heal the relevant violations within 10 banking business days of receipt of written notice to that effect from Lessor.

(5)	If Lessee or Subject guarantor are subjected to compulsory execution, petition for auction or disposition for failure to pay taxes and public dues, or petition for bankruptcy, civil rehabilitation, corporate consolidation, corporate reorganization and other similar procedures (including petition for similar procedure or disposition under foreign law). Provided, however, except as in the case that the relevant petition or disposition is cancelled or dissolved within 30 days.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(6)	If Lessee or Subject guarantor starts private disposition, passes a resolution to abolish or dissolve all or the major part of the business operation (provided, however, except as in the case of corporate reorganization that is not accompanied by procedure of Item (5) by Lessee or Subject guarantor, and Lessor, Subject borrower, Subject lender have agreed upon), or receives disposition of business suspension of all or major part of business or operation or other discontinuance of all or major part of business or operation from public office(It shall be considered to fall under this Item (6) if operation of Subject property by Lessee has been ceased for more than 2 months and without scheduled resuming).

(7)	If Lessee or Subject guarantor transfer all or major part of business. Provided, however, except as in the case of corporate reorganization that is not accompanied by procedure of Item (5) by Lessee or Subject guarantor, and Lessor, Subject borrower, Subject lender have agreed upon.

(8)	If Lessee or Subject guarantor stops payment or receives transaction stoppage disposition by bill clearing house.

(9)	If direct and indirect rate of equity participation of each Subject guarantor to Lessee is changed. However, except as in the case that Lessor, Subject borrower and Subject lender agreed upon.

(10)	If FLASH PARTNERS MASTER AGREEMENT concluded between Toshiba Corporation, SanDisk Corporation and SanDisk International Limited as of September 10, 2004 is cancelled, dissolved, or terminated.

(11)	If Lessee or Subject guarantor loses term of benefit regarding monetary debts for greater than 20 million US dollars that they incur. Provided, however, that this shall not apply in the event that it is determined that the obligee has agreed or consented to the delinquency (including cases where, under industry custom, silence is deemed to signify consent).

(12)	If the amount of equity (Total Stockholders’ Equity) in consolidated balance sheet as of the last of accounting term and mid accounting term of each year of SanDisk becomes less than 1,164 million US dollars.

(13)	If long-term loan rating of SanDisk by Standard & Poor’s Rating Services or Moody’s Investors Service is decreased to below BB- or Ba3 respectively (13) If, in the event that there exists adequate cause that is objectively recognized that voluntary and smooth fulfillment of debts in this Contract becomes difficult due to significant change in the condition regarding assets and trusts of Lessee or Subject guarantor other than each of the previous Items, no discussion was arranged within 30 days of receipt of notice to that effect from Lessor by Lessee.
2	If this Contract is terminated under the previous Clause, Lessee shall return Subject property to Lessor on the day specified by Lessor (hereinafter referred to as “termination day”), and pay debts that have not been paid as of the termination day such as unpaid lease payment that is supposed to be paid on lease payment day before the termination day and delinquency charges regarding those, and prescribed damages on the termination day provided in Appendix 1 Clause 9.

3	In the event that this Contract was terminated in accordance with Clause 1, Lessor shall, following its selection, liquidate all or a portion of debts of the previous Clause by method provided in each of the following Items.
(1)	Upon disposing Subject property by sale under sales conditions determined at its own discretion, the amount equivalent to the amount after expense is deducted from such received amount by sales is reduced from the amount debt in the previous Clause.

(2)	Upon evaluating fair market price of Subject property, the amount equivalent to the amount after expense is deducted from such evaluated amount is reduced from the amount debt in the previous Clause.
In addition, of the debts of the previous Clause, Lessee shall be subject to the debts regarding the amount remained after such liquidation. Lessor shall immediately return to Lessee the remaining balance after the total amount of debts of the previous Clause is satisfied by such liquidation.

4	When Lessee shall return Subject property by Clause 2, condition of Subject property, method of return and others shall be determined by provisions of Article 25, unless otherwise provided in this Article.

5	Notwithstanding provisions of each of the previous Clauses, Lessee may, until Lessor disposes Subject property or unit component part by sales in accordance with Clause 3, purchase such Subject property or unit component part that has not been sold by paying Lessor prescribed damages of such Subject property or unit component part as of the termination day, unpaid lease payment and other amount that Lessee is subject to make payment to Lessor under Clause 2 (including delinquency charges) (provided, however, this may be approved only in the case that Lessor’s consent is provided unless in the case of purchase of the entire Subject property). If Lessee purchases Subject property or unit component part by making such payment to Lessor, Lessor shall transfer such Subject property or unit component part to Lessee on an as is basis without securing its performance etc. and others. Such transfer shall be under provisions of transfer certificate in the form provided in Appendix 5.

6	Lessor may, regarding every term of Subject related contracts, claim for injunction of violation acts or specific benefits and claim for compensation regarding debts or liability that is incurred by Lessor, as well as receives other remedies recognized by law.

7	In the event that any reason for termination set forth in Clause 1 (12) or (13) occurs, that termination event shall be deemed not to have occurred if SanDisk, the SD Lessor, and the SD Lender have agreed on the supplementary collateral to be supplied by SanDisk, or if they have agreed on the lease amount and stipulated damages pursuant to this agreement and on the revision to the spread used to calculate the interest rate pursuant to the Loan Agreement.

8	Lessee may, in the event that any reason for cancellation provided in each Item of Clause 1 occurs, by obtaining prior written consent of Lessor, transfer the status of Lessee under this Contract and Subject related contracts to both or one of Subject guarantor, and in this case, it shall be considered that the relevant reason for cancellation did not occur.

9	In the event that reason for cancellation provided in Clause 1 (5) through (8) and (10) through (14) occurs for either Guarantor, the other Guarantor may succeed the status of Guarantor within 30 days of the date that occurrence of the relevant event became known, and pledge warranty or security that Lessor, Lender and the other Guarantor agree upon, in which case, that termination event shall be deemed not to have occurred.
Article 27 (Default Interest)
If Lessee defaults payment of money to Lessor under this Contract, Lessee shall pay delinquency charges at the rate of [*]% annual interest (on a prorated daily basis with 1 year as 360 days) for that delinquent period.
Article 28 (Transfer of Rights and Obligations)
Lessee and Lessor shall not, without obtaining prior written approval of the other party, transfer to a third party right of use of Subject property and rights and obligations under this Contract, or give as security. Provided, however, except for the following cases:
(1)	For each individual transaction, SD Lessor may transfer to Subject SD borrower under Subject SD Loan Sales Contract lease payment, prescribed damages, purchase option exercise cost, reimbursement adjustment fee, break funding cost regarding SD Tranche 1 and delinquency charges regarding those, and any other monetary credits.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(2)	For each individual transaction, Toshiba Lessor may transfer to Subject Toshiba borrower under Subject Toshiba Loan Sales Contract lease payment, prescribed damages, purchase option exercise cost, reimbursement adjustment fee, break funding cost regarding Toshiba Tranche 1 and delinquency charges regarding those, and any other monetary credits (3) For each individual transaction, Subject SD borrower may, as security for Subject SD Loan Agreement, for Subject SD lender, transfer assigned credits of Clause 1 under Subject SD Loan Transfer Security Contract.

(4)	For each individual transaction, Subject Toshiba borrower may, as security for Subject Toshiba Loan Agreement, for Subject Toshiba lender, transfer assigned credits of Clause 1 under Subject Toshiba Loan Transfer Security Contract.

(5)	For each individual transaction, Lessor may, as security for Subject Loan Agreement, for Subject lender, transfer Subject property under Subject property transfer security reservation contract.
Lessee shall hereby approve transfer and establishment of security right of such loans, cooperate with Lessor in preparation and delivery of documents requested by Lessor. In addition, Lessee and SD Lessor shall approve exercise of SD Lessor’s rights provided in this Contract to the extent necessary to exercise assigned credits that Subject SD borrower acquired under Subject SD Loan Sales Contract, and Lessee and Toshiba Lessor shall approve exercise of Toshiba Lessor’s rights provided in this Contract to the extent necessary to exercise assigned credits that Subject Toshiba borrower acquired under Subject Toshiba Loan Sales Contract.
Article 29 (Responsible Assets)
1	Except as in the case of provisions under Clause 3 of this Article, fulfillment of monetary obligations that Lessee incurs against SD Lessor under this Contract shall be have only the following money and other assets (hereinafter referred to as “SD responsible assets”) as payment underlying assets, and Lessee shall not be responsible for default by parties involved in Subject related contracts other than itself or price trends or disposition possibility of Subject property. SD Lessor shall not file petition for starting seizure, temporary seizure or other compulsory execution procedures, or protective order to Lessee’s assets other than such SD responsible assets, and shall not file petition for starting of bankruptcy procedure to Lessee.
(1)	The amount equivalent to lease payment, prescribed damages, purchase option exercise cost, reimbursement adjustment fee and delinquency charges regarding SD Tranche 1 and SD Tranche 2 under Subject Lease Contract and other monetary amount to be incurred regarding SD Tranche 1 and SD Tranche 2 under Subject

Lease Contract.

(2)	Monetary amount that SD Lessor receives regarding rights applied to monetary amount provided in the previous Item under Subject SD Guarantee Agreement.

(3)	SD Lessor’s shared equity of Subject property.

(4)	The amount that SD Lessor receives as the result of exercise or execution of rights acquired under Subject related contracts (whether or not compulsory or voluntary procedure).
2	Except as in the case of provisions under Clause 3 of this Article, fulfillment of monetary obligations that Lessee incurs against Toshiba Lessor under this Contract shall be have only the following money and other assets (hereinafter referred to as “Toshiba responsible assets”) as payment underlying assets, and Lessee shall not be responsible for default by parties involved in Subject related contracts other than itself or price trends or disposition possibility of Subject property. Toshiba Lessor shall not file petition for starting seizure, temporary seizure or other compulsory execution procedures, or protective order to Lessee’s assets other than such Toshiba responsible assets, and shall not file petition for starting of bankruptcy procedure to Lessee.
(1)	The amount equivalent to lease payment, prescribed damages, purchase option exercise cost, reimbursement adjustment fee and delinquency charges regarding Toshiba Tranche 1 and Toshiba Tranche 2 under Subject Lease Contract and other monetary amount to be incurred regarding Toshiba Tranche 1 and Toshiba Tranche 2 under Subject Lease Contract.

(2)	Monetary amount that Toshiba Lessor receives regarding rights applied to monetary amount provided in the previous Item under Subject Toshiba Guarantee Agreement.

(3)	Toshiba Lessor’s shared equity of Subject property.

(4)	The amount that Toshiba Lessor receives as the result of exercise or execution of rights acquired under Subject related contracts (whether or not compulsory or voluntary procedure).
3	Notwithstanding provisions of the previous two Clauses, Lessee shall not be exempt from responsibility to Lessor under Subject Lease Contract or Subject related contracts regarding loss, damages, expenses and costs attributable to Lessee’s responsibility that Lessor incurred or absorbed, and shall incur absolute obligation and responsibility, and in that case, provisions of the previous two Clauses shall not be applied. Further, this Clause shall not extend debts divided to each Tranche regarding Subject guarantor under Subject Guarantee Agreement to other Tranche.

4	Provisions of Clause 1 and Clause 2 shall only restrict payment underlying assets for payment of monetary debts provided in the same Clauses, and shall not effect occurrence of such debts or limit such debts, nor restrict exercise of Lessor’s rights under Subject related contracts or security right held of Lessor.
Article 30 (Notice etc.)
All written notice necessary in this Contract shall be sent by postal mail, personal delivery or facsimile transmission to the notified parties listed on Appendix 7. In addition, external clerical work of Lessor such as notice and other transmissions shall be performed by IBJ Leasing Co., Ltd. on behalf of Lessor, expect as otherwise provided in this Contract.
Article 31 (Revision of Contract)
This Contract shall not be revised unless with written consent of all parties concerned.
Article 32 (Confidentiality)
1	Each party to this Contract shall pledge to not leak contents of this Contract or Subject related contracts and information or documents received regarding negotiations for them or in accordance with provisions thereof for [*] years from the day of this Contract, and shall securely keep confidential. Provided, however, except as in the case of disclosure of information or documents that are already publicly known, disclosure that accompanies marketing of Subject property, disclosure that is necessary for maintenance or exercise of rights, or fulfillment of obligations in Subject related contracts, and disclosure under the request of tax authorities and other related authorities or disclosure under prior consent of all parties to this Contract.

2	Period of confidentiality provided in the previous Clause shall be automatically renewed for [*] year if there is no notice of cancellation of confidentiality from Lessee, and the same shall apply after that. Provided, however, Lessor may request confirmation of Lessee regarding extension of period of confidentiality at the [*] year or at the end of the extended period.

3	In the event that party concerned to this Contract infringes the obligations of Clause 1, the relevant party concerned shall compensate economic damages incurred by other parties concerned.
Article 33 (Governing Law)
This Contract shall be subject to laws of Japan and be interpreted in accordance with law of Japan in all respects.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 34 (Court of Competent Jurisdiction)
Any disputes that may arise under this Contract or regarding this Contract shall be referred to exclusive competency of Tokyo District Court.

In order to verify this Contract described above, on the date first above written, Lessor and Lessee shall prepare 4 original copies of this Contract and each shall maintain 1 copy each.

(basic lease contract)
SD Lessor	:	IBJ Leasing Co., Ltd.
as well as
Toshiba Lessor

(basic lease contract)
SD Lessor	:	Sumisho Lease Co., Ltd.
as well as
Toshiba Lessor

(basic lease contract)
SD Lessor	:	Toshiba Finance Co., Ltd.

(basic lease contract)
Lessee	:	Flash Partners Limited Company

Lease Contract Appendix 1
Lease Conditions
1	Specification of scheduled delivery day, the final deliverable day and properties
A corresponding day from [*] to [*] that falls on a banking business day and Lessee objectively specifies the relevant unit component part by a serial number, etc. and notifies Lessor as a scheduled day by 20 days before the relevant scheduled delivery day shall be a scheduled delivery day in each individual transaction and the final scheduled delivery day during the relevant period shall be the final deliverable day under this Contract. Lessee and Lessor shall conduct the first individual transaction in a period from [*] to [*], and they may execute up to [*] transactions in the following [*] months. Provided, however, that Lessee and Lessor may change the period mentioned above and the number of transactions to be implemented pursuant to Article 23.
2	Lease period

For each individual transaction four or five years from the delivery day to be described in related loan certificates (including delivery day but not including Lease period expiration period).
3	Calculation of lease payment

Calculation is done with the total amount of the following SD Tranche 1, SD Tranche 2, Toshiba Tranche 1, Toshiba Tranche 2.
(a)	(SD Tranche 1)
For each lease payment calculation period, total amounts of (1) amount of Subject property purchase price in each individual transaction multiplied by the ratio in the following (A) and (2) total amount of interest on the amount to be calculated based on the following Clause 9 (1) as of the lease payment day for the lease payment calculation period immediately prior to the relevant lease payment calculation period (in the event that the immediately prior lease payment calculation period does not exist, delivery day) multiplied by the interest rate of Euro Yen TIBOR plus the following SD Tranche 1 spread from the first day to the last day of the relevant lease payment calculation period (calculated on a pro-rate basis with 360 days a year).
(SD Tranche 1 spread)

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In the event that long-term loan rating of SanDisk by Standard & Poor’s Rating Services or Moody’s Investors Service (hereinafter collectively referred to as the “designated rating agency” as of the day of this Contract is “BB-” or “Ba3” or below respectively;
[*]% p.a.
In the event that long-term loan rating of SanDisk by the designated rating agency is “BB” or “Ba2” respectively;	[*]% p.a.
In the event that long-term loan rating of SanDisk by the designated rating agency is “BB+” or “Ba1” or above respectively.	[*]% p.a.
Changes in SD Tranche 1 spread based on the above formula shall be applicable in the lease payment calculation period that comes after the formal public announcement by the designated rating agency (Provided, however, that if the relevant public announcement is made after 10 business days prior to the start of lease payment calculation period, they shall apply as from the next lease payment calculation period that comes after the next lease payment calculation period.).

(b)	(SD Tranche 2)

For each lease payment calculation period, total amounts of (1) amount to be obtained by multiplying purchase price of Subject property in each individual transaction by the ratio in the following (B) and (2) amount of interest as of the lease payment day on the amount to be calculated based on the following Clause 9 (4) for a lease payment calculation period immediately prior to the lease payment calculation period (delivery day in the event that the immediately prior lease payment calculation period does not exist) multiplied by the interest rate of Euro Yen TIBOR for a period from the first day to the last day of the relevant lease payment calculation period plus the following SD Tranche 2 spread (calculated on a pro-rate basis with 360 days a year).
(SD Tranche 2 spread)

In the event that long-term loan rating of San Disk as of the day of the Contract by the designated rating agency is “BB-” or “Ba3” or below respectively;	[*]% p.a.
In the event that long-term loan rating of SanDisk by the designated rating agency is “BB” or “Ba2” respectively;	[*]% p.a.
In the event that long-term loan rating of SanDisk by the designated rating agency is “BB+” or “Ba1” or above respectively;	[*]% p.a.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Changes in the SD Tranche 2 spread based on the above formula shall be applicable as from the lease payment calculation period that comes after the formal public announcement by the designated rating agency (Provided, however, that if the relevant formal announcement is made after 10 business days prior to the first day of lease payment calculation period, they shall apply as from the next lease payment calculation period that comes after the next lease payment calculation period.).

(c)	(Toshiba Tranche 1)

For each lease payment calculation period, total amounts of (1) amount to be obtained by multiplying purchase price of Subject property in each individual transaction by the rate in the following (c) and (2) amount of interest on the amount to be calculated based on the following Clause 9 (7) as of the lease payment day for a lease payment calculation period immediately prior to the relevant lease payment calculation period (delivery day in the event that the immediately prior lease payment calculation period does not exist) multiplied by the interest rate of Euro Yen TIBOR for a period from the first day to the last day of the relevant lease payment calculation period plus [*]% p.a. (calculated on a pro-rate basis with 360 days a year).

(d)	(Toshiba Tranche 2)

For each lease payment calculation period, total amounts of (1) amount to be obtained by multiplying the purchase price of Subject property in each individual transaction by the ratio in the following (D) and (2) amount of interest on the amount to be calculated based on the following Clause 9 (10) as of the lease payment day for a lease payment calculation period immediately prior to the relevant lease payment calculation period (delivery day in the event that the immediately prior lease payment calculation period does not exist) multiplied by the interest rate of Euro Yen TIBOR for a period from the first day to the last day of the relevant lease payment calculation period plus [*]% p.a. (calculated on a pro-rate basis with 360 days a year).
(A)	Provided in loan certificate regarding the relevant individual transaction

(B)	Provided in loan certificate regarding the relevant individual transaction

(C)	Provided in loan certificate regarding the relevant individual transaction

(D)	Provided in loan certificate regarding the relevant individual transaction

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In this Clause, “Euro Yen TIBOR” shall be indicated by the rate of Yen offered trade for a three-month term (per annum) (for the final payment due date) as of 11:00 a.m. Japan time on the date of loan (in the event of the first payment due date) or on a day two banking business days before the previous interest calculation day (as defined in Article 1) based on the outline publicly announced on the Telerate screen number 23070 by the Japanese Bankers Association to be designated by the Japanese Bankers Association. Provided, however, that in the event that the lease payment calculation period is less than three months, the rate shall be separately defined in the loan certificate.

4	Lease payment day

For each individual transaction a corresponding day of delivery day three months after the respective delivery day and corresponding days of delivery days three months after the respective delivery days shall be the first lease payment day (in the event that a delivery day falls on the last banking business day of a month, the last banking business day of every three month shall be the lease payment day). However, in the event that the relevant corresponding day is not a banking business day, it shall be determined based on the provision of Article 7, Clause 3 of this Contract.

5	Lease payment calculation period

In each individual transaction, a period that starts on the delivery day until the day before the first lease payment day and from the following day of the last day of the immediately prior lease payment calculation period thereafter until the previous day of the next lease payment day shall be the first lease payment calculation period. Provided, however, that in the event that this Contract is cancelled before termination, the lease payment calculation period is until the relevant cancellation day.

6	Purchase option exercise price

Described in the related loan certificate for each individual transaction.

7	Reimbursement adjustment fee

Described in the related loan certificate for each individual transaction.

8	Repayment standard amount

Described in the related loan certificate for each individual transaction.

9	Prescribed damages

Total amounts of the following (1), (4), (7) and (10) for delivery day or lease payment day. Provided, however, that lease payment as of the relevant lease payment day shall be paid separately. In the event that a day on which Prescribed damages shall be paid is not delivery day or lease payment day, total amounts of the following (2), (3), (5), (6), (8), (9), (11) and (12).

(SD Tranche 1)
(1)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day by the rate in the following (A)

(2)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of the immediately prior delivery day or lease payment day of a day on which their payment should be made by the rate in the following (A)

(3)	Amount of interest on the amount mentioned under above (2) for a period from the first day of the relevant lease payment calculation period until the day when Prescribed damages should be paid multiplied by the interest rate of Euro Yen TIBOR stipulated in the list attached to Subject Loan Agreement, Clause 6 (3) plus SD Tranche 1 spread mentioned below (calculated on a pro-rate basis with 360 days a year).

(SD Tranche 1 spread)

In the event that long-term loan rating of SanDisk by the designated rating agency as of the day of this Contract is “BB-” or “Ba3” or below respectively;	[*]% p.a.
Long-term loan rating of SanDisk by the designated rating agency is “BB” or “Ba2” respectively;	[*]% p.a.
Long-term loan rating of SanDisk by the designated rating agency is “BB+” or “Ba1” or more respectively.	[*]% p.a.
The above changes shall be applicable only when formal public announcement by the designated rating agency is made 10 business days before the immediately prior delivery day or lease payment day.
(SD Tranche 2)

(4)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day by the rate in the following (B)

(5)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day immediately prior to the day on which the relevant payment should be made by the rate in the following (B)

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(6)	Amount of interest on the amount mentioned under (5) above for a period from the first day of the relevant lease payment calculation period to the day on which Prescribed damages should be made multiplied by the interest rate of Euro Yen TIBOR stipulated in Clause 6 (3) of the list attached to the Subject Loan Agreement plus the following SD Tranche 2 spread (calculated on a pro-rate basis with 360 days a year).

(SD Tranche 2 spread)

Long-term loan rating of SanDisk as of the day of this Contract by the designated rating agency is “BB-” or “Ba3” or below respectively;	[*]% p.a.
Long-term loan rating of SanDisk is “BB” or “Ba2” respectively;	[*]% p.a.
Long-term loan rating of SanDisk by the designated rating agency is “BB+” or “Ba1” or more respectively;	[*]% p.a.
The above changes shall be applicable only when formal public announcement by the designated rating agency is made 10 business days before the immediately prior delivery day or lease payment day.
(Toshiba Tranche 1)

(7)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day by the rate in the following

(8)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day immediately prior to the day on which the relevant payment should be made by the rate in the following (C)

(9)	Amount of interest on the amount mentioned under (8) above for a period from the first day of the relevant lease payment calculation period to the day on which Prescribed damages should be made multiplied by the interest rate of Euro Yen TIBOR stipulated in Clause 6 (3) of the list attached to the Subject Loan Agreement plus [*]% p.a. (calculated on a pro-rate basis with 360 days a year).

(Toshiba Tranche 2)

(10)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day by the rate in the following (D)

(11)	Amount to be obtained by multiplying Subject property or the relevant unit component part purchase price of delivery day or lease payment day immediately prior to the day on which their payment should be made by the rate in the following (D)

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(12)	Amount of interest on the amount mentioned under above (11) for a period from the first day of the relevant lease payment calculation period until the day when Prescribed damages should be paid multiplied by the interest rate of Euro Yen TIBOR stipulated in the list attached to Subject Loan Agreement, Clause 6 (3) plus [*]% p.a. (calculated on a pro-rate basis with 360 days a year).
(A)	Provided in loan certificate regarding the relevant individual transaction

(B)	Provided in loan certificate regarding the relevant individual transaction

(C)	Provided in loan certificate regarding the relevant individual transaction

(D)	Provided in loan certificate regarding the relevant individual transaction
10	Payment method

(1)	☐	Lease payment, prescribed damages, purchase option exercise cost and reimbursement adjustment fee related to SD Tranche 1 and SD Tranche 2 shall be remitted to the following account of Subject SD borrower in cash or by account transfer by delegation of payment receipt stipulated in Article 7, Clause 4 (Lessee shall incur the bank transfer fee.).

[*]

[*]

[*]

[*]

	☐	Lease payment, prescribed damages, purchase option exercise cost and reimbursement adjustment fee related to Toshiba Tranche 1 and Toshiba Tranche shall be remitted to the following account of Subject Toshiba borrower in cash or by account transfer by delegation of payment receipt stipulated in Article 7, Clause 4 (Lessee shall incur the bank transfer fee.).

[*]

[*]

[*]

[*]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(2)	Other monies or in the event that proxy receipt for each Subject borrower stipulated in Article 7, Clause 4 is cancelled, they shall be remitted to the account of each Lessor or each subject lender in cash or by account transfer (Lessee shall incur the bank transfer fee.).

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

[*]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11	Subject lender
(Subject SD lender)
IBJ Leasing Co., Ltd.
Sumisho Lease Co., Ltd.
Toshiba Finance Co., Ltd.
Agricultural and Forestry Central Bank
Bank of Yokohama, Ltd.
(Subject Toshiba lender)
Mizuho Corporate Bank Co., Ltd.
12	Subject borrower
(Subject SD borrower)
Lancelot Leasing Limited Company
(Subject Toshiba borrower)
Facile Princeps Limited Company
13	Subject guarantor (SanDisk)
          SanDisk Corporation as a guarantor of debts related to SD Tranche 1 and SD Tranche 2 under this Contract (Toshiba )
          Toshiba Corporation a guarantor of debts related to Toshiba Tranche 1 and Toshiba Tranche 2 under this Contract
14	Subject Clerical Work Assignee
IBJ Leasing Co., Ltd.
15	Composition of transactions
(1)	Lessor shall purchase each unit component part in each individual transaction from Lessee on delivery day based on the Subject Sales Contract and owns their ownership. SD Lessor and Toshiba Lessor share the ownership with a ratio of 1 and 1.
(2) Based on its own option and discretion, SD Lessor shall sell claimable assets related to SD Tranche 1 under this Contract to Subject SD borrower on each delivery day in order to raise an amount worth about [*]% of property purchase price.

(3) Based on its own option and discretion, Toshiba Lessor shall sell claimable assets related to Toshiba Tranche 1 under this Contract to Subject Toshiba borrower on each delivery day based on the Subject Toshiba Loan Sales Contract in order to raise an amount worth about [*]% of property purchase price.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(4)	Based on its own option and discretion, Subject SD borrower shall be extended loans from Subject SD lender on each delivery day based on the Subject SD Loan Agreement in order to raise claimable assets purchase price.

(5)	Based on its own option and discretion, Subject Toshiba borrower shall be extended loans from Subject Toshiba lender on each delivery day based on the Subject Toshiba Loan Agreement in order to raise claimable assets purchase price.

(6)	SD Lessor and Toshiba Lessor shall raise an amount equivalent to about [*]% from their own funds.

(7)	Lessor shall lease the relevant unit component part to Lessee on each delivery day based on this Contract. SD Tranche 1 and Toshiba Tranche 1 as well as SD Tranche 2 and Toshiba Tranche 2 shall share claimable assets with a ratio of 1 and 1 respectively.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(Loan certificate, Appendix 2)
Ratio of each Tranche based on the Subject Lease Contract, Article 7, Item 1

SD Tranche 1	[*]
SD Tranche 2	[*]
Toshiba Tranche 1	[*]
Toshiba Tranche 2	[*]
Subject Lease Contract, Appendix 1, Item 3 lease payment calculation

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Subject Lease Contract Appendix 1, Item 6 Purchase option exercise price
Amounts to be obtained by multiplying the property purchase cost by the following ratios. Provided, however, that the lease payment as of the relevant lease payment day shall be paid separately.

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
Subject Lease Contract Appendix 1, Item 7 reimbursement adjustment fee
Amount to be obtained by multiplying the property purchase cost for Subject property or the relevant unit component part by the following ratios. Provided, however, that the lease payment as of the relevant lease payment day shall be paid separately.

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Subject Lease Contract Appendix 1, Item 8 Repayment standard money
Amounts to be obtained by multiplying the property purchase cost for Subject property or the relevant unit component part by the following ratios.

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
Subject Lease Contract Appendix 1, Item 9 Prescribed damages

[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Lease Contract Appendix 3
Permitted Liens
(a)	Liens existing on the date hereof and Liens securing refinancing indebtedness in respect of secured indebtedness;

(b)	Indebtedness represented by F, F&E Financing Agreements and/or Capitalized Lease Obligations by secured by the assets acquired pursuant to the respective capital lease (in the case of Capitalized Lease Obligations) or with the proceeds of the respective F, F&E Financing Agreements, so long as such Liens do not extend to any other assets;

(c)	Working Capital Indebtedness up to 50% of SanDisk’s and its Subsidiaries accounts receivable and inventory balances (and refinancings thereof) may be secured by the assets of SanDisk and its Subsidiaries;

(d)	any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) security for payment of workmen’s compensation or other insurance; (iii) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money); and (iv) deposits to secure, or guarantees of, public, governmental or statutory obligations, or in lieu of surety or appeal bonds;

(e)	Liens for taxes, assessments of other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by SanDisk or any of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of SanDisk or any of its Subsidiaries, as the case may be, in accordance with GAAP;

(f)	purchase money security interests arising in the ordinary course of business securing only the assets so acquired;

(g)	statutory Liens of carriers, warehousemen, mechanics, landlords, laborers, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings by

SanDisk or any of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of SanDisk or any of its Subsidiaries, as the case may be, in accordance with GAAP;

(h)	Easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects, which, if they are incurred by SanDisk or any of its Subsidiaries after it acquires the property subject thereto, are incurred in the ordinary course of business and consistent with industry practices which, individually or in the aggregate, do not materially detract from the value of the property subject thereto (as such property is used or proposed to be used by SanDisk or any of its Subsidiaries) or interfere with the ordinary conduct of the business of SanDisk or any of its Subsidiaries, provided, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

(i)	Liens that secure Acquired Indebtedness (and refinancings thereof), provided, in each case, that such Liens do not secure any property or assets other than the property or asset so acquired;

(j)	leases or subleases granted to other persons not materially interfering with the conduct of the business of SanDisk or any of its Subsidiaries or materially detracting from the value of the relative assets of SanDisk or such Subsidiary;

(k)	Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by SanDisk or any of its Subsidiaries;

(l)	A notice of intention filed by a mechanic, materialman, or laborer under applicable mechanic’s lien law, or a building contract filed by a contractor or subcontractor thereunder; and

(m)	Other Liens as SanDisk and the Lessors may agree upon from time to time.
Related Definitions
“Acquired Indebtedness” means indebtedness of any Person (a) existing at the time such Person becomes a Subsidiary of SanDisk, including by designation, or is merged or consolidated into or with SanDisk or one of its Subsidiaries or (b) assumed in connection with the Acquisition of assets from such Person.
“Capital Lease Obligations” means any amount capitalized under any lease which is required under GAAP to be capitalized by SanDisk or one of its consolidated Subsidiaries.
“F, F&E Financing Agreement” means an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets, which are financed, purchased or leased for the purpose of engaging in or developing SanDisk’s and its Subsidiaries’

respective businesses.
“GAAP” means generally accepted accounting principals as in effect from time to time in the applicable jurisdiction.
“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired by SanDisk.
“Person” means any individual, corporation, company, partnership, or governmental agency.
“Subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (iii) a partnership in which such Person of a Subsidiary of such Person is, at the time, a general partner and has a majority ownership interest.
“Voting Stock” means all classes of equity interests then outstanding and normally entitled to vote in the election of directors (or similar body) of the issuer of such Voting Securities.
“Working Capital Indebtedness” means indebtedness incurred under a credit facility available to SanDisk or any of its Subsidiaries the proceeds of which are used for working capital or similar purposes.
[Reference Translation]
(a)	Security interests existing at the time this Agreement is entered into, as well as security interests to guarantee refinancing debt related to the secured debt.

(b)	Security interests established by an agreement to establish security interest and obtain operating assets (an agreement to obtain (including purchases and/or leases) operating assets after the execution of this Agreement in order to implement or develop each enterprise of SanDisk or affiliated companies ((i) any company owned directly or indirectly at that time by SanDisk through ownership of a majority of the voting shares (shares which have been issued by that time and which grant in the normal course of business the right to select the directors and similar positions of the issuer) by SanDisk alone, or by SanDisk and an affiliated company, or by a SanDisk affiliated company alone, (ii) any entity (excluding a corporation) in which SanDisk independently, or SanDisk and an affiliated company, or a SanDisk affiliated company alone owns a majority interest directly or indirectly on the determined date, or (iii) any partnership in which SanDisk or a SanDisk affiliated company is a general partner and owns a majority interest; similarly throughout this Article) executed to establish a security interest in those operating assets for the purpose of securing payment of the price of those assets), as well as security interests established in assets obtained pursuant to a capital lease (a lease or other financing required by SanDisk or an affiliated company under U.S. accounting standards (GAAP) for capitalization; similarly below) to secure the payment of the price of those assets.

(c)	Security interests established in the assets of SanDisk or its affiliated companies to secure accounts receivable or inventory balances, as well as up to 50 percent of working capital debt (debt borrowed under a credit facility available for the use of SanDisk or its affiliated companies, and which is used for working capital or some similar purpse) to refinance either of the above.

(d)	(i) Security interests arising pursuant to court judgment, decision, or order (provided, however, that this shall only apply if a bond sufficient for purposes of appealing the judgment, decision, or order has been paid, and all legal procedures properly instituted for obtaining a rehearing of the judgment, decision, or order have not been conclusively resolved, or the period for instituting such procedures has not ended); (ii) security interests to guarantee payment of worker’s compensation insurance and other insurance; (iii) good-faith deposit monies for deposits related to bids, leases, and contracting (excluding contracts paid in cash); and (4) deposits to secure a public duty, government obligation, or legal obligation, or appeal bond.

(e)	Security interests to secure payable taxes, public charges, and other governmental levies, and security interests to secure taxes, public charges, and other governmental levies that SanDisk or its affiliated companies are disputing in good faith and pursuant to appropriate procedures. Provided, however, that this shall be limited to cases in which SanDisk or its affiliate d companies have set aside sufficient reserves on its books for these charges as appropriate pursuant to GAAP.

(f)	Purchase money security interests arising in the normal course of business. Provided, however, that this shall be limited to the subject matter of this interest.

(g)	Judicial liens for carriers, warehousemen, workmen, landlords, laborers, material suppliers, and mechanics, as well as other similar liens arising in the normal course of business by operation of law that are not contrary to standard industry custom, and any security interests for deposit monies to release any of these liens. Provided, however, that this shall be limited to situations (i) within 60 days since the payment of the underlying indebtedness has come due, or (ii) the lien is being disputed in good faith and according to the appropriate procedures by SanDisk or its affiliated companies and SanDisk or its affiliated companies have set aside sufficient reserves on their books for these charges as appropriate pursuant to GAAP.

(h)	Easements, limitations on use, or other limitations or similar encumbrances or defect in rights that have, in the normal course of business in a manner not contrary to industry customs, encumbered property, but that do not, whether in whole or in part, reduce the actual value of the property and do not interfere with the normal operations of SanDisk or its affiliated companies. Provided, however, that these security interests shall exclude encumbrances related to the borrowing of money, the lending of money, or the granting of credit.

(i)	Security interests to secure the debt of predecessors ((i) debt of an entity that has become a SanDisk affiliated company, or with which SanDisk or its affiliated companies have merged, where that debt existed at that time or (ii) debt acquired in relation to the acquisition of assets from some entity) or the refinancing of that debt. Provided, however, that these security interests shall be limited to those established in the assets of the predecessors.

(j)	A lease or sublease of SanDisk or its affiliated companies’ assets that pose no actual obstacle to the operational activity of SanDisk or its affiliated companies. Provided, however, that such lease or sublease does not reduce the actual value of the assets.

(k)	Security interests arising from the filing of a provisional Uniform Commercial Code financing statement related to an operating lease executed by SanDisk or its affiliated companies.

Lease Contract Appendix 6
Situational requirements at the time of return
     When Flash Partners Limited Company (hereinafter referred to as “Lessee”) returns the Subject property to Lessor (hereinafter referred to as “Lessors”) based on the provision of Clause 25 of the Lease, in addition to the provision of Clause 25 of the Lease the following requirements shall be satisfied.
     When Lessee returns the Equipment pursuant to Clause 25 of the Lease, Lessee shall satisfy the following conditions, in addition to the conditions specified in Clause 25 of the Lease.
     (A) Lessee shall no later than [*] days prior to the expiration or other termination of the lease (with regard to all but not less than all Equipment) provide, at its expense:
          1. a detailed inventory of the Equipment (including the model and serial number of each major component thereof), including, without limitation, all internal circuit boards, module boards, and software features
          2. a complete and current set of al manuals, blue prints, process flow diagrams, equipment configuration diagrams, operation, maintenance and repair records and other data (in Japanese and English) reasonably requested by Lessors concerning the configuration and operation of the Equipment, and
          3. a certification of the manufacturer or of a maintenance provider acceptable to Lessors that the Equipment (a) has been tested and is operating in accordance with manufacturer’s specifications together with a report detailing the condition of the Equipment, the results of such test (s) and inspection (s) and all repairs that were performed as a result of such test (s) and inspection (s), and (b) that the Equipment qualifies for the manufacturer’s used equipment maintenance program.
     (B) Upon the request of Lessors and at the expense of Lessee, Lessee shall, not later than [*] days prior to the expiration or other termination of the Lease make the Equipment available for on-site operational inspection by persons designated by Lessors who shall be qualified to inspect the Equipment in its operational environment.
     (C) At the expense of Lessee, all Equipment shall be cleaned and treated with respect to rust, corrosion and appearance in accordance with manufacturer’s recommendations and consistent with the best practices of dealers in used equipment similar to the Equipment. At Lessors’ option and at the expense of Lessee, Lessee shall (a) properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment; or (b) translate said markings to a language as specified by Lessors and reattach those markings.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     (D) Lessee shall, at its expense, ensure all Equipment and Equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines which may be in effect at the time of return, or as specified by Lessors.
     (E) Lessee shall, at its expense, provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not limited to, the following: (1) the manufacturer’s representative or such other person acceptable to Lessors shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of Lessors; (2) each item of Equipment will be returned with a certificate supplied by the manufacturer’s representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer’s maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; this assignment shall extend to any software licensing or relicensing or other requirements of the manufacturer to enable an alternate user/purchaser of the Equipment to enjoy all rights and privileges as would the original purchaser of the Equipment directly from the manufacturer; (3) the Equipment shall be packed properly and in accordance to Lessors’ specifications; (4) upon sale of the Equipment to a third party, provide transportation in a manner and to locations specified by Lessors; (5) without limitation, as applicable, all Equipment shall be professionally de-contaminated and certified for removal and transport by appropriate authorities, in accordance with industry standards, and consistent with the mode of transport specified by Lessors; all internal fluids and/or gases shall be purged and properly disposed of, any applicable reservoirs etc. shall be secured in accordance with manufacturers recommendations and in accordance with all applicable laws, rules, and regulations.
     (F) At the expense of Lessee all Equipment shall conform to or be modified to conform to established standards in Japan, the United States or Taiwan; including, but not limited to wiring codes, software, keyboards, control consoles, all fittings and lines for gas, water, exhaust; Equipment labeling i.e. (operational, warning, safety labels) all current operational and service manuals. At the expense of Lessee accommodation of power requirements different from where originally shall be provided including but not limited to step-up/step-down transformers shall be fitted by original manufacturer or by certified party in compliance with manufacturers specifications.
     (G) All tariffs, duties, taxes, import/export fees, bonding fees, bonded warehousing fees, licenses, permits, approvals, permissions, and/or freight forwarder fees without limitation shall be the responsibility of the Lessee.
     (H) Lessee shall, at its expense, obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessors shall be named as the loss payee on all such policies of insurance;
     (I) Lessee shall, at its expense, provide insurance and safe, secure storage for the Equipment for a period specified by Lessors after expiration of the Lease at locations acceptable to Lessors which shall not exceed three (3) years from the return of the Equipment;

     (J) With regard to any Equipment that has been modified or reconfigured by the Lessee, at Lessors’ options, Lessee shall, at its expense: (a) return or restore the Equipment to its original configuration, as specified by the manufacturer, or (b) make available for a period of [*] days following successful re-installation and test runs, as required, any engineering and technical personnel necessary for the training of personnel with respect to the operation, maintenance and repair of the Equipment (said engineering and technical personnel will be made available by Lessee for an additional [*] day period for consultation regarding the operation of the Equipment);
     (K) Lessee shall, at its expense, allow Lessors the right to attempt resale of the Equipment from the Toshiba’s Yokkaichi facility with the Lessee’s full cooperation and assistance, for a period of [*] days from the Lease expiration. Lessee will allow Lessors to show prospective buyers the Equipment while it is operational during the [*] days from the Lessee’s notification of its intent to return the Equipment and the Lease expiration date. Lessee shall, at its expense, provide safe, secure storage for Equipment if requested by Lessors for a [*] period. If an equipment auction is necessary, Lessors should be permitted to auction the Equipment on-site.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.